Erik A. Ostensoe, P. Geo.
4306 West 3rd Avenue,
Vancouver, B.C., Canada
V6R 1M7

April 15, 2005

CONSENT OF GEOLOGICAL CONSULTANT

I, Erik A. Ostensoe, of Vancouver, British Columbia, Canada, do hereby consent to the use, in the registration statement of Triton Resources, Inc. on Form SB-2 Amendment No. 2 of my geological report dated November 30, 2004, entitled “Report and Recommendations GB 6 Claim”, and concur with the summary of the information in the report disclosed in the registration statement. I also consent to the reference to me under the heading “Interests of Named Experts and Counsel” in such registration statement.

/s/ Erik A. Ostensoe

Erik A. Ostensoe, P. Geo.